Exhibit 99.1

RENNOVA HEALTH, INC. ANNOUNCES $15,794,500 PRIVATE PLACEMENT OF CONVERTIBLE NOTES AND REPAYMENT OR RESTRUCTURING OF EXISTING DEBT

WEST PALM BEACH, Fla. (March 16, 2017) – Rennova Health, Inc. (NASDAQ: RNVA) (NASDAQ: RNVAZ), a leader in diagnostic and supportive software solutions for healthcare companies, today announced it has entered into definitive agreements with existing institutional investors to purchase $15,794,500 of original issue discount amortizing convertible debentures. The Company expects that the proceeds from the offering will be used to repay certain short term debts and liabilities and for continued investment in its hospital and other projects. The offering is expected to close on or before March 20, 2017, subject to customary closing conditions. In connection with the closing of the offering, the Company’s indebtedness to a Director, Chris Diamantis, will be repaid and indebtedness to TCA Global Credit Master Fund, LP will be partially retired with the balance restructured over another six months.

The debentures will be issued with a term of 2 years and at an original issue discount of 12% per annum. $10,850,000 of the debentures will be issued for new cash consideration of $8,750,000 and $4,944,500 of the debentures will be issued in exchange for outstanding convertible debt and Series H Preferred Stock of the company. The debentures are initially convertible at $1.66 per share. Additionally, the debentures will amortize monthly, which amortization amounts will be payable in common stock of the Company or, at the sole election of the Company, in cash. Amortization of the debentures will commence immediately with respect to the debentures issued in exchange for outstanding securities of the company, and 90 days following the closing date with respect to the debentures issued for cash consideration. If the Company elects to amortize the debentures in shares of common stock, such shares will be issued at a discount to the then current market price.

Additionally, in connection with each issuance of debentures, the Company will also issue to the investors a long term warrant and a greenshoe warrant. The long term warrant, or Series A Warrant, will be exercisable for five years into a number of shares equal to 100% of the shares issuable pursuant to the debentures at the initial conversion price of $1.66 per share and have an exercise price of $1.95. The greenshoe warrant, or Series B Warrant, will be exercisable for 18 months into a number of shares equal to 100% of the shares issuable pursuant to the debentures at the initial conversion price of $1.66 per share and have an exercise price of $1.66. For each share exercised under the Series B Warrant, a share underlying a Series C Warrant will vest and be exercisable by the holder. The Series C Warrant, upon vesting, will have the same terms as the Series A Warrant.

The Company will be obligated to register for resale the shares underlying the debentures and warrants. Additionally, the Company is required to hold a special shareholder meeting to authorize the issuance of in excess of 20 percent of the issued and outstanding shares of common stock, as is required pursuant to the rules of the Nasdaq Stock Market.

Aegis Capital Corp. acted as the sole placement agent for the offering.

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The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com

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